TIB FINANCIAL CORP. ANNOUNCES FEDERAL RESERVE APPROVAL OF NORTH AMERICAN FINANCIAL HOLDINGS, INC. INVESTMENT

Naples, FL (Sep 17, 2010) – TIB FINANCIAL CORP. (NASDAQ: TIBB) today announced that on September 15, 2010, North American Financial Holdings, Inc. (“NAFH”) received  approval from the Federal Reserve Bank of Atlanta to consummate the previously announced investment by NAFH in the Company. This approval, along with the previously received approval from the State of Florida, authorizes the Company and NAFH to proceed with the consummation of the investment agreement dated June 29, 2010 after a customary 15 calendar day waiting period.

Thomas J. Longe, Vice Chairman, Chief Executive Officer and President stated “We are pleased with the receipt of the regulatory approvals necessary to complete the investment by NAFH which will satisfy our regulatory capital requirements.” As previously announced on June 29, 2010, the Company entered into a definitive agreement with NAFH providing for the investment of $175 million in the Company through the purchase of newly issued common stock, newly created mandatorily convertible preferred stock and a warrant for common and/or preferred stock. “We look forward to joining NAFH with its substantial capital resources and building one of the strongest community banking franchises in Florida.”

Consummation of the investment remains subject to the closing conditions contained in the investment agreement.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with approximately $1.7 billion in total assets and 28 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $169 million of assets under advisement.
TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The companies' experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com, respectively. Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB's investor relations site at www.tibfinancialcorp.com.

CONTACTS:

TIB Financial Corp.
Thomas J. Longe, Chief Executive Officer and President (239) 659-5857
Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer (239) 659-5876

Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including those outside the Company's control, may cause actual results to differ materially from those in the "forward-looking" statements, including economic and other conditions in the markets in which the Company operates; inability to complete the investment by NAFH; management's ability to effectively execute the Company's business plan; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be, subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of the Bank's borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; competition; seasonality; and the other risks discussed in the Company’s filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

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